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                                                                    Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 15, 1999, accompanying the consolidated financial statements of Spice Entertainment Companies, Inc. and Subsidiaries, for the years ended December 31, 1998, 1997 and 1996 appearing in the Playboy Enterprises, Inc. current report on Form 8-K/A which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

New York, New York
April 7, 1999